Filed Pursuant to Rule 424(b)(3)
Registration No. 333-135640

AUXILIO, INC.

4,063,992 Shares of Common Stock

This Prospectus Supplement No. 1 supplements and amends the prospectus dated September 19, 2006, with respect to the resale of 4,063,992 shares of our common stock, or the Prospectus. We are supplementing the Prospectus to provide the following information:

1.	On November 14, 2006, we filed our quarterly report on Form 10-QSB for the quarter ended September 30, 2006, with the Securities and Exchange Commission.

The information attached to this Prospectus Supplement modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including all amendments and supplements thereto.

THE SECURITIES OFFERED IN THE PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS, AS WELL AS THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 5, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2006

[  ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
THE EXCHANGE ACT

For the transition period from _______ to _______

Commission file number 000-27507

AUXILIO, INC.
(Exact name of small business issuer as specified in its charter)

Nevada      88-0350448
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)    Identification No.)

27401 Los Altos, Suite 100
Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Issuer’s telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes	X	No

Indicate by check mark wheter the registrant is a shell company (as defined by Section 12b-2 of the Exchange Act)

Yes	No	X

The number of shares of the issuer's common stock, $0.001 par value, outstanding as of November 14, 2006 was 16,122,809.

Transitional Small Business Disclosure Format:

Yes	No	X

AUXILIO, INC.
FORM 10-QSB
TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION

 PART I - FINANCIAL INFORMATION

ITEM 1      FINANCIAL STATEMENTS.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$642,604
Accounts receivable, net	1,663,145
Prepaid and other current assets	20,605
Supplies	450,533
Total current assets	2,776,887

Property and equipment, net	298,139
Deposits	28,790
Loan acquisition costs, net	415,459
Intangible assets, net	492,940
Goodwill	1,517,017
Total assets	$5,529,232

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,378,449
Accrued compensation and benefits	325,502
Deferred revenue	306,058
Current portion of long-term debt	616,626
Current portion of capital lease obligations	51,953
Total current liabilities	2,678,588

Note payable, less current portion, net of discount of $240,646	2,031,077

Commitments and contingencies	-

Stockholders' equity:
Common stock, par value at $0.001, 33,333,333 shares
authorized, 16,122,809 shares issued and outstanding	16,124
Additional paid-in capital	16,141,099
Accumulated deficit	(15,537,656)
Total stockholders' equity	819,567
Total liabilities and stockholders' equity	$5,529,232

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2006	2005	2006	2005
Revenues	$2,858,092	$999,005	$7,374,424	$3,020,932

Cost of revenues	2,378,936	693,594	6,713,305	2,357,233

Gross profit	479,156	305,411	661,119	663,699

Operating expenses:
Sales and marketing	510,181	452,110	1,512,065	1,360,285
General and administrative expenses	542,663	586,949	1,736,535	1,597,041
Intangible asset amortization	63,802	93,368	191,405	280,105
Total operating expenses	1,116,646	1,132,427	3,440,005	3,237,431

Loss from operations	(637,490)	(827,016)	(2,778,886)	(2,573,732)
Other income (expense):
Interest expense	(141,788)	(1,164)	(360,793)	(73,720)
Interest income	8,750	11,865	27,494	25,376
Gain (loss) on sale of marketable securities	-	(52,728)	10,448	309,333
Loss on disposal of fixed assets	-	(8,225)	-	(8,225)
Total other income (expense)	(133,038)	(50,252)	(322,851)	252,764

Loss before provision for income taxes	(770,528)	(877,268)	(3,101,737)	(2,320,968)

Income tax expense	-	-	(2,400)	(3,200)

Net loss	$(770,528)	$(877,268)	$(3,104,137)	$(2,324,168)

Net loss per share:
Basic	$(0.05)	$(0.05)	$(0.19)	$(0.15)
Diluted	$(0.05)	$(0.05)	$(0.19)	$(0.15)

Number of weighted average shares:
Basic	16,122,809	16,059,010	16,060,640	15,498,157
Diluted	16,122,809	16,059,010	16,060,640	15,498,157

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

Net loss	$(770,528)	$(877,268)	$(3,104,137)	$(2,324,168)

Unrealized gain on marketable securities	-	6,500	-	6,500
Reclassification of realized amounts included in net loss	-	-	-	(222,210)

Total other comprehensive income (loss)	-	6,500	-	(215,710)

Comprehensive loss	$(770,528)	$(870,768)	$(3,104,137)	$(2,539,878)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2006
(UNAUDITED)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2005	15,961,410	$15,963	$15,190,416	$(12,233,519)	$2,972,860
Common stock issued for services	3,538	3	4,950	-	4,953
Relative fair value of warrants issued related to revolving loan payable	-	-	85,079	-	85,079
Stock issued for services rendered in connection with procurement of note payable	45,861	46	69,954	-	70,000
Relative fair value of warrants issued related to convertible loan payable	-	-	340,188	-	340,188
Cashless exercise of warrants to stock	112,000	112	(112)	-	-
Stock compensation expense for options and warrants granted to employees and consultants	-	-	450,624	-	450,624
Net loss	-	-	-	(3,104,137)	(3,104,137)
Balance at September 30, 2006	16,122,809	$16,124	$16,141,099	$(15,337,656)	$819,567

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Cash flows used for operating activities:
Net loss	$(3,104,137)	$(2,324,168)
Adjustments to reconcile net loss to net cash
used for operating activities:
Depreciation	89,690	61,255
Amortization of intangible assets	191,405	280,105
Stock compensation expense for warrants and options issued to employees and consultants	450,624	18,200
Stock issued for services	4,953	-
Gain on sale of marketable securities	(10,448)	(309,333)
Loss on disposition of property and equipment	-	8,225
Interest expense related to amortization of warrants issued for loans	126,836	58,029
Interest expense related to amortization of loan acquisition costs	79,244	-
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,174,321)	(5,812)
Supplies	(6,956)	47,866
Prepaid and other current assets	70,760	(12,606)
Deposits	12,565	15,040
Accounts payable and accrued expenses	867,845	(449,638)
Accrued compensation and benefits	2,565	(165,455)
Lease buyout provision	-	(32,196)
Deferred revenue	7,196	74,421
Net cash used for operating activities	(2,392,179)	(2,736,067)
Cash flows (used for) provided by investing activities:
Purchases of property and equipment	(150,577)	(25,639)
Net proceeds from sale of marketable securities	26,698	979,311
Net cash (used for) provided by investing activities	(123,879)	953,672
Cash flows provided by financing activities:
Proceeds from line of credit	250,000	500,000
Repayments on line of credit	(250,000)	(500,000)
Proceeds from convertible note payable	3,000,000	-
Repayments on convertible note payable	(150,000)	-
Acquisition fees paid for convertible note payable	(345,195)	-
Payments on capital leases	(11,084)	(3,626)
Payments on notes payable and long-term debt	-	(159,618)
Net proceeds from issuance of common stock	-	2,967,327
Proceeds from exercise of warrants	-	2,250
Net cash provided by financing activities	2,493,721	2,806,333
Net (decrease) increase in cash and cash equivalents	(22,337)	1,023,938
Cash and cash equivalents, beginning of period	664,941	951,090
Cash and cash equivalents, end of period	$642,604	$1,975,028

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUXILIO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Supplemental disclosure of cash flow information:

Interest paid	$154,713	$15,691

Income tax paid	$2,400	$3,200

Non-cash investing and financing activities:

Warrants issued for expenses of private placement	$-	$159,445

Relative fair value of warrants issued related to issuance of note payable	$425,267	$58,029

Relative fair value of options issued related to professional services rendered	$-	$18,200

Property and equipment acquired by capital lease	$26,391	$19,097

Stocks issued for acquisition fees for convertible note payable	$70,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Auxilio, Inc. and its subsidiaries (“the Company”) have been prepared in accordance with generally accepted accounting principles of the United States of America for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles have been omitted. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 17, 2006.

The unaudited condensed consolidated financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) that are, in the opinion of management, necessary to state fairly the financial position and results of operations as of and for the periods presented. The results for such periods are not necessarily indicative of the results to be expected for the full year.

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. As a result, actual results could differ from those estimates.

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company reported a net loss of $3,104,137 for the nine months ended September 30, 2006 after a loss of $3,358,784 for the year ended December 31, 2005 and, at September 30, 2006, has an accumulated deficit of $15,337,656 and working capital of $98,299. This raises substantial doubt about the Company's ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company raised additional working capital through a $1,500,000 loan and security agreement with Cambria Investment Fund L.P,, an entity affiliated with a Director of the Company, in October 2006 and a $3,000,000 fixed price convertible note agreement with Laurus Master Fund in April 2006. However, management believes that additional working capital will be required to provide the Company with the ability to continue as a going concern for at least the next twelve months. Management is actively pursuing additional funding with other sources. Through September 30, 2006, the Company has not been able to generate sufficient revenues from its operations to cover its costs and operating expenses. However, the Company anticipates that its revenues will increase through the sale of additional product offerings and the growth of the Company’s customer base.

No assurances can be given as to the success of these plans. Although the Company has been able to raise additional working capital through convertible note agreements and private placement offerings of its common stock, the Company may not be able to continue this practice in the future nor may the Company be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, the Company may be forced to significantly reduce operating expenses to a point which would be detrimental to business operations, business development activities, sell business assets or discontinue some or all of its business operations, or take other actions which could be detrimental to business prospects and result in charges which could be material to its operations and financial position. In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments. In addition, the Company may continue to not generate sufficient revenues from its operations to cover its cash operating expenses. As a result, the Company may not be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2006 the FASB issues SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (“SFAS 156”) which amends FASB Statement No, 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement clarifies when servicing rights should be separately accounted for, requires companies to account for separately recognized servicing rights initially at fair value, and gives companies the option of subsequently accounting for those servicing rights at either fair value or under the amortization method. SFAS 156 is effective for fiscal years beginning after September 15, 2006. We do not believe that adoption of SFAS 156 will have a material impact on our financial statements.

3. OPTIONS AND WARRANTS

Below is a summary of Auxilio stock option and warrant activity during the nine-month period ended September 30, 2006:

Options
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term in Years	Aggregate Intrinsic Value
Outstanding at December 31,2005	2,008,497	$1.48
Granted	584,500	1.36
Exercised	-	-
Cancelled	(169,000)	1.61
Outstanding at September 30, 2006	2,423,997	$1.44	8.18	$-
Exercisable at September 30, 2006	870,554	$1.34	7.40	$-

Warrants
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term in Years	Aggregate Intrinsic Value
Outstanding at December 31, 2005	1,398,535	$1.25
Granted	698,541	1.94
Exercised	(112,000)	.30
Cancelled	(28,000)	.30
Outstanding at September 30, 2006	1,957,076	$1.56	4.03	$95,950
Exercisable at September 30, 2006	1,899,961	$1.55	4.06	$95,950

During the nine months ended September 30, 2006, the Company granted a total of 584,500 options to its employees and directors to purchase shares of the Company’s common stock at an exercise price range of $0.70 to $1.40 per share, which exercise price equaled the fair value of such options on the grant date. The options have graded vesting annually over three years, starting February 2007. The fair value of the options was determined using the Black-Scholes option-pricing model. The assumptions used to calculate the fair market value are as follows: (i) risk-free interest rate of 4.51 to 5.24%; (ii) estimated volatility of 65.16 to 92.47%; (iii) dividend yield of 0.0%; and (iv) expected life of the options of three years.

In March 2006, the Company borrowed $250,000 from Cambria Investment Fund L.P., a related party, under the Revolving Loan Agreement. This borrowing earned Cambria the right to receive warrants to purchase 87,500 shares of the Company’s common stock at $1.80, with 17,500 shares vesting for every multiple of $50,000 borrowed under the Revolving Loan Agreement with the Company. The fair value of the warrant for the 87,500 shares issued in connection with the borrowing was $128,970. The fair value of the warrant was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 4.51%; (iii) expected volatility of 90.41%; and (iv) an expected life of the warrants of five years. In accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” the Company has allocated a value of $85,079 to the warrants based on their relative fair value. Such amount was recorded as a discount against the carrying value of the note and will be amortized to interest expense over the life of the note using the straight-line interest method. In April 2006, the Company paid in full all outstanding principal balance under the Revolving Loan Agreement.

In April 2006, the Company borrowed $3,000,000 under a fixed price convertible note agreement with Laurus Master Fund (LMF). LMF received 478,527 warrants to purchase shares of the Company’s common stock. The exercise price of the warrants is $1.96, representing a 120% premium to the average closing price of the Company’s common stock for the 10 days prior to the closing of the transaction. The warrants have a term of seven years. The fair value of the warrants for the shares issued in connection with the borrowing was $285,487. The fair value of the warrant was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 4.76%; (iii) expected volatility of 64.72%; and (iv) an expected life of the warrants of three years. In accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” the Company has allocated a value of $260,680 to the warrants based on their relative fair value. Such amount was recorded as a discount against the carrying value of the note and will be amortized to interest expense over the life of the note using the straight-line interest method. The Company also issued 132,514 warrants as finder’s fee compensation to two brokers in connection with this borrowing. The warrants have a term of seven years. The fair value of the warrants for the shares issued in connection with the borrowing was $79,508. The fair value of the warrant was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 4.76%; (iii) expected volatility of 64.72%; and (iv) an expected life of the warrants of three years. Such amount was recorded as a loan acquisition cost and will be amortized to interest expense over the life of the note using the straight-line interest method.

    Beginning January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”) on a modified prospective transition method to account for its employee stock options and warrants. Under the modified prospective transition method, fair value of new and previously granted but unvested equity awards are recognized as compensation expense in the income statement, and prior period results are not restated. For the three and nine months ended September 30, 2006, stock-based compensation expense recognized in the statement of operations as follows:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Cost of revenues	$36,403	$108,337
Sales and marketing	58,693	120,209
General and administrative expenses	67,043	222,078
Total stock based compensation expense	$162,139	$450,624

If the Company had accounted for stock-based compensation plans using the fair value based accounting method described by SFAS No. 123 for the periods prior to January 1, 2006, the Company’s net loss per common share-basic and diluted for the three and nine months ended September 30, 2005, would have been the following:

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Net loss:
As reported	$(877,268)	$	$(2,324,168)
Add: APB 25 Expense
Deduct: Total stock based employee compensation expense determined under SFAS 123 fair value based method	249,424		723,757
Net loss, as adjusted	$(1,126,692)		$(3,047,925)

Basic loss per share:
As reported	$(0.05)		$(0.15)
Pro forma	$(0.07)		$(0.20)
Diluted loss per share:
As reported	$(0.05)		$(0.15)
Pro forma	$(0.07)		$(0.20)

4. NET LOSS PER SHARE

Basic net loss per share is based on the weighted average number of shares of the Company’s common stock issued and outstanding during a certain period, and is calculated by dividing net loss by the weighted average number of shares of the Company’s common stock issued and outstanding during such period. Common stock equivalents consist of 4,381,073 and 3,332,282 equity instruments at September 30, 2006 and 2005, respectively. None of the equity instruments outstanding at September 30, 2006 and 2005 have been included in the computation of diluted EPS for the nine months ended September 30, 2006 and 2005 due to the net loss for these periods, which causes these equity instruments to be anti-dilutive.

5. ACCOUNTS RECEIVABLE

As of September 30, 2006, the accounts receivable balance is as follows:

Trade Receivables	$1,665,155
Allowance for doubtful accounts	(2,010)
Total Accounts Receivable	$1,663,145

6. FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued expenses, accrued compensation and benefits and deferred revenue approximate fair value due to the short-term maturities of those financial instruments.

The rates currently available to the Company on debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

7. EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Joseph Flynn to serve as its Chief Executive Officer, effective April 1, 2004. Mr. Flynn's agreement had a term of two years and provided for a base annual salary of $165,000. On March 14, 2006, the Company entered into a new employment agreement with Mr. Flynn. This new agreement was effective January 1, 2006, has a term of two years, and provides for a base annual salary of $180,000. Mr. Flynn received 100,000 options and may receive an annual bonus if certain earnings and revenue targets are accomplished.

Effective April 1, 2004, the Company entered into an employment agreement with Etienne Weidemann, to serve as President and Chief Operating Officer. Mr. Weidemann's agreement had a term of two years, and provided for a base annual salary of $160,000. On March 15, 2006, the Company entered into a new employment agreement with Mr. Weidemann. This new agreement was effective January 1, 2006, has a term of two years, and provides for a base annual salary of $175,000. Mr. Weidemann received 80,000 options and may receive an annual bonus if certain earnings and revenue targets are accomplished.

On December 10, 2004, the Company entered into an employment agreement with Paul T. Anthony, to serve as Chief Financial Officer and Corporate Secretary, effective January 3, 2005. Mr. Anthony's agreement had a term of two years, and provided for a base annual salary of $155,000. On March 15, 2006, the Company entered into a new employment agreement with Mr. Anthony. This new agreement was effective January 1, 2006, has a term of two years, and provides for a base annual salary of $170,000. Mr. Anthony received 75,000 options and may receive an annual bonus if certain earnings and revenue targets are accomplished.

8. CONCENTRATIONS

The Company's five largest customers accounted for approximately 92% and 91% of the Company's revenues for the three and nine months ended September 30, 2006, respectively. Accounts receivable for these five customers totaled approximately $1,336,000 as of September 30, 2006. The Company's five largest customers accounted for approximately 80% and 81% of the Company's revenues for the three and nine months ended September 30, 2005, respectively.

9. NOTE PAYABLE

In April 2006, the Company entered into a $3,000,000 Fixed Price Convertible Note (the “Note”) agreement with Laurus Master Fund (LMF). The term of the Note is for three years at an interest rate of WSJ prime plus 2.0%. The Note contains a provision whereby the fixed conversion price to convert the Note to equity was set at a premium to the average closing price of the Company’s common stock for the 10 days prior to the closing of the transaction based on a tiered schedule. The first third of the investment amount has a fixed conversion price of $1.68, the next third has a fixed conversion price of $1.78, and the last third will has a fixed conversion price of $1.92. The Company shall reduce the principal Note by 1/60th per month starting 90 days after the closing, payable in cash or registered stock.

The Company filed a registration statement for the Company’s common stock underlying the note and all the underlying warrants with the SEC. On August 15, 2006, such registration statement was declared effective by the SEC. The Company has provided a first lien on all assets of the Company. The Company will have the option of redeeming any outstanding principal of the Note by paying to the LMF 120% of such amount, together with accrued but unpaid interest under this Note. LMF earned fees in the amount of 3.5% of the total investment amount at the time of closing. LMF also received 478,527 warrants to purchase shares of the Company’s common stock. The exercise price of the warrants was $1.96, representing a 120% premium to the average closing price of the Company’s common stock for the 10 days prior to the closing of the transaction. The warrants have a term of seven years. In addition, the Company paid loan origination fees to LMF of $105,000.

The Company determined that the conversion feature embedded in the notes payable satisfied the definition of a conventional convertible instrument under the guidance provided in EITF 00-19 and EITF 05-02, as the conversion option’s value may only be realized by the holder by exercising the option and receiving a fixed number of shares. As such, the embedded conversion option in the notes payable qualifies for equity classification under EITF 00-19, qualifies for the scope exception of paragraph 11(a) of SAFS 133, and is not bifurcated from the host contract. The Company also determined that the warrants issued to LMF qualify for equity classification under the provisions of SFAS 133 and EITF 00-19. In accordance with the provisions of Accounting Principles Board Opinion No. 14, the Company allocated the net proceeds received in this transaction to each of the convertible debentures and common stock purchase warrants based on their relative estimated fair values. As a result, the Company allocated $2,739,320 to the convertible debentures and $260,680 to the common stock purchase warrants, which was recorded in additional paid-in-capital. In accordance with the consensus of EITF issues 98-5 and 00-27, management determined that the convertible debentures did not contain a beneficial conversion feature based on the effective conversion price after allocating proceeds of the convertible debentures to the common stock purchase warrants. The amounts recorded for the common stock purchase warrants are amortized as interest expense over the term of the convertible debentures.

Interest charges associated with the convertible debentures, including amortization of the discount and loan acquisition costs totaled $264,943 for the nine months ended September 30, 2006.

10. SEGMENT REPORTING

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Since the Company operates in one business segment based on the Company’s integration and management strategies, segment disclosure has not been presented.

11.  SUBSEQUENT EVENTS

    In October 2006, the Company entered into a $1,500,000 Loan and Security Agreement (the “Agreement”) with Cambria Investment Fund L.P. (“Cambria”). Upon entering into this agreement Cambria earned the right to receive warrants to purchase up to 300,000 shares of the Company’s common stock at $.46. Additionally Cambria will earn the right to receive warrants to purchase up to additional 450,000 shares at $.46, with 30,000 shares vesting for every multiple of $100,000 borrowed under the Agreement. The fair value of the warrant for the 300,000 shares issued in connection with entering into the agreement and borrowings to date was $92,558. The fair value of the warrant was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 4.51%; (iii) expected volatility of 90.41%; and (iv) an expected life of the warrants of five years. In accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” the Company has allocated a value of $87,179 to the warrants based on the relative fair value of the warrants and related note payable. Such amount was recorded as a discount against the carrying value of the note and will be amortized to interest expense over the life of the note using the straight-line interest method. In lieu of exercising the warrant, Cambria may convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares or other securities otherwise issuable upon exercise of the warrant minus the aggregate exercise price of such shares by (b) the fair market value of one share.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion of the financial condition and results of operations of Auxilio should be read in conjunction with the condensed consolidated financial statements and the related notes thereto included elsewhere in this Quarterly Report on Form 10-QSB. This Quarterly Report on Form 10-QSB contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and is subject to the safe harbors created by those sections. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. We undertake no obligation to revise or publicly release the results of any revisions to these forward-looking statements.

Although we have been able to raise additional working capital through private placement offerings of our common stock and through our recent debt financing with Laurus Master Fund, Ltd and Cambria Investment Fund, L.P., we may not be able to continue this practice in the future nor may we be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, we may be forced to significantly reduce operating expenses to a point which would be detrimental to business operations, curtail business activities, sell business assets or discontinue some or all of our business operations, or take other actions which could be detrimental to business prospects and result in charges which could be material to our operations and financial position. In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments. In addition, we may continue to generate insufficient revenues from our operations to cover our cash operating expenses. As a result, we may not be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Quarterly Report, which speak only as of the date of this Quarterly Report, or to make predictions about future performance based solely on historical financial performance. We disclaim any obligation to update forward-looking statements contained in this Quarterly Report.

Readers should carefully review the risk factors described below under the heading "Risk Factors That May Affect Future Results" and in other documents we file from time to time with the Securities and Exchange Commission, including our Form 10-KSB for the fiscal year ended December 31, 2005. Our filings with the Securities and Exchange Commission, including our Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and amendments to those filings, pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, are available free of charge at www.auxilioinc.com, when such reports are available at the Securities and Exchange Commission web site.

OVERVIEW

Prior to March 2004, Auxilio, then operating under the name PeopleView, Inc., developed, marketed and supported web based assessment and reporting tools and provided consulting services that enabled companies to manage their Human Capital Management (“HCM”) needs in real-time. In March, 2004, Auxilio decided to change its business strategy and sold the PeopleView business to Workstream, Inc (“Workstream”). Following completion of the sale of PeopleView, Inc. to Workstream, Auxilio focused its business strategy on providing outsourced image management services to healthcare facilities.

To facilitate this strategy, Auxilio in April 2004 acquired Alan Mayo & Associates, dba The Mayo Group (“The Mayo Group” or “TMG”), a provider of integration strategies and outsourced services for document image management in healthcare facilities. It was this acquisition that formed the basis of the Auxilio’s current operations.

Auxilio now provides total outsourced document image management services and related financial and business processes for major healthcare facilities. Our proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio’s analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on a monthly basis. Auxilio’s document image management programs help our clients achieve measurable savings and a fully outsourced document image management process. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems.

Our common stock currently trades on the OTC Bulletin Board under the stock symbol AUXO.

Where appropriate, references to “Auxilio,” the “Company,” “we,” “us” or “our” include Auxilio, Inc. and Auxilio Solutions, Inc.

Application of Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We evaluate these estimates on an on-going basis, including those estimates related to customer programs and incentives, product returns, bad debts, inventories, investments, intangible assets, income taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The results of these estimates form the basis for our judgments about the carrying values of assets and liabilities which are not readily apparent from other sources. As a result, actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be most important to the portrayal of our financial condition and those that require the most subjective judgment:

•	revenue recognition
•	accounts receivable valuation and related reserves
•	accounting for income taxes
•	impairment of intangible assets
•	deferred revenue

Revenues from equipment sales transactions are deemed earned when the equipment is delivered and accepted by the customer. For equipment that is to be placed at the customer’s location at a future date, revenue is deferred until that equipment is actually placed. Service and supply revenue is earned monthly during the term of the various contracts, as services and supplies are provided. Overages, as defined in the cost per copy contracts, are billed to customers monthly and are earned during the period when the number of images in any period exceeds the number allowed in the contract.

We enter into arrangements that include multiple deliverables, which typically consist of the sale of equipment and a support services contract. Pursuant to EITF 00-21, we account for each element within an arrangement with multiple deliverables as separate units of accounting. Revenue is allocated to each unit of accounting using the residual method, which allocates revenue to each unit of accounting based on the fair value of the undelivered items.

You should refer to our Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 17, 2006, for a discussion of our critical accounting policies.

RESULTS OF OPERATIONS

For the Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005

Revenue

Revenue increased $4,353,492 to $7,374,424 for the nine months ended September 30, 2006, as compared to the same period in 2005. The increase in revenue can be attributed to an increase in the number of recurring revenue contracts. Since November 2005 Auxilio has added three new customers. Recurring revenue for the nine months ended September 30, 2006 for these three new customers totals approximately $3,650,000. Revenue in 2006 includes a single March 2006 equipment sale totaling approximately $690,000 compared to a single equipment sale in June 2005 of approximately $372,000.

Cost of Revenue

Cost of revenue consists of document imaging equipment, parts, supplies and salaries and expenses of field services personnel. Cost of revenue was $6,713,305 for the nine months ended September 30, 2006, as compared to $2,357,233 for the same period in 2005. Substantial components of the increase were the costs to maintain the increased number of recurring revenue contracts, the unexpectedly higher costs of implementation at a new customer and the cost of a March 2006 equipment sale. Also contributing to the current year increase is a stock based compensation charge for $108,337 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R).

Sales and Marketing

Sales and marketing expenses include salaries, commissions and expenses for sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses were $1,512,065 for the nine months ended September 30, 2006, as compared to $1,360,285 for the same period in 2005. Sales and marketing expenses for the first nine months of 2006 are higher as a result of the increase in commissions earned from new sales and travel expenses incurred in an intensified effort to procure new business. Also contributing to the increase is a stock based compensation charge for $120,209 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R).

General and Administrative

General and administrative expenses include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses and other administrative costs. General and administrative expenses increased by $139,494 to $1,736,535 for the nine months ended September 30, 2006, as compared to $1,597,041 for the same period in 2005. The increase is due to a stock based compensation charge for $222,078 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R). This increase is offset by lower current costs in professional fees and building rent.

Intangible Asset Amortization

As a result of our acquisition activity, we have recorded a substantial amount of goodwill, which is the excess of the cost of our acquired business over the fair value of the acquired net assets, and other intangible assets. We evaluate the goodwill for impairment at least annually. We examine the carrying value of our other intangible assets as current events and circumstances warrant a determination of whether there are any impairment losses. If indicators of impairment arise with respect to our other intangible assets and our future cash flows are not expected to be sufficient to recover the assets’ carrying amounts, an impairment loss will be charged as an expense in the period identified. To date, we have not identified any event that would indicate an impairment of the value of our goodwill recorded in our condensed consolidated financial statements. However in December 2005, the remaining value of intangible assets related to non-compete agreements was charged to expense as management determined they no longer held value. Other intangible assets are amortized over their estimated lives.

Amortization expense was $191,405 for the nine months ended September 30, 2006 compared to $280,105 for the same period in 2005. The reduction is due to the fact that we charged the remaining book value of certain non-compete agreements to expense in December 2005, as management determined they had no future value.

Other Income (Expense)

Interest expense for the nine months ended September 30, 2006 was $360,793, compared to $73,720 for the same period in 2005. The increase is predominantly a result of borrowings on the $3,000,000 Fixed Price Convertible Note with Laurus Master Fund in April 2006. We incurred interest charges of approximately $144,000 on this note in 2006. Additionally, the amortization of discount charges from the associated cost of warrants issued and amortization of loan acquisition costs comprised approximately $42,000 and $79,000, respectively, of interest expense in 2006. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Interest income for the nine months ended September 30, 2006 was $27,494, as compared to $25,376 for the same period in 2005, primarily due to an increase in the average balance of invested cash and short-term investments.

Gain on sale of marketable equity securities for the nine months ended September 30, 2006 was $10,448, compared to $309,333 for the same period in 2005. The 2006 gain was from the sale of 32,500 shares in General Environmental Management Inc (GEVM.OB). The 2005 net gain was from the sale of 246,900 shares in Workstream Inc. (WSTM).

Income Tax Expense

Income tax expense for the nine months ended September 30, 2006 and 2005 of $2,400 and $3,200 respectively, represents the minimum amounts due for state filing purposes.

For the Three Months Ended September 30, 2006 Compared to the Three Months Ended September 30, 2005

Revenue

Revenue increased $1,859,087 to $2,858,092 for the three months ended September 30, 2006, as compared to the same period in 2005. The increase in revenue is attributed to an increase in the number of recurring revenue contracts. Since November 2005 we have added three new customers that generated recurring revenues this quarter totaling approximately $1,790,000.

Cost of Revenue

Cost of revenue consists of document imaging equipment, parts, supplies and salaries and expenses of field services personnel. Cost of revenue increased $1,685,342 to $2,378,936 for the three months ended September 30, 2006, as compared to the same period in 2005. Substantial components of increase were the costs to maintain an increased number of recurring revenue contracts and the unexpectedly higher costs of implementation at a new customer. Also contributing to the increase is a stock based compensation charge for $36,403 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R).

Sales and Marketing

Sales and marketing expenses include salaries, commissions and expenses for sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses were $510,181 for the three months ended September 30, 2006, as compared to $452,110 for the same period in 2005. Sales and marketing expenses for the third quarter of 2006 are higher as a result of a stock based compensation charge for $58,693 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R).

General and Administrative

General and administrative expenses include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses and other administrative costs. General and administrative expenses decreased by $44,286 to $542,663 for the three months ended September 30, 2006, as compared to $586,949 for the same period in 2005. The decrease is due to bringing an information technology department in-house in 2006 and lower professional fees incurred during the quarter. This is partially offset by a stock based compensation charge of $67,043 in 2006. The stock based compensation charge is a new requirement in 2006 in accordance with SFAS 123(R).

Intangible Asset Amortization

As a result of our acquisition activity, we have recorded a substantial amount of goodwill, which is the excess of the cost of our acquired business over the fair value of the acquired net assets, and other intangible assets. We evaluate the goodwill for impairment at least annually. We examine the carrying value of our other intangible assets as current events and circumstances warrant a determination of whether there are any impairment losses. If indicators of impairment arise with respect to our other intangible assets and our future cash flows are not expected to be sufficient to recover the assets’ carrying amounts, an impairment loss will be charged as an expense in the period identified. To date, we have not identified any event that would indicate an impairment of the value of our goodwill recorded in our condensed consolidated financial statements. However in December 2005, the remaining value of intangible assets related to non-compete agreements was charged to expense as management determined they no longer held value. Other intangible assets are amortized over their estimated lives.

Amortization expense was $63,802 for the three months ended September 30, 2006 compared to $93,368 for the same period in 2005. The reduction is due to the fact that we charged the remaining book value of certain non-compete agreements to expense in December 2005, as management determined they had no future value.

Other Income (Expense)

Interest expense for the three months ended September 30, 2006 was $141,788, compared to $1,164 for the same period in 2005. The increase is predominantly a result of borrowings on the $3,000,000 Fixed Price Convertible Note with Laurus Master Fund in April 2006. We incurred interest charges of approximately $76,000 on this note in the third quarter of 2006. Additionally, the amortization of discount charges from the associated cost of warrants issued and amortization of loan acquisition costs comprised approximately $22,000 and $41,000, respectively, of interest expense in the third quarter of 2006. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Interest income for the three months ended September 30, 2006 was $8,750, as compared to $11,865 for the same period in 2005, primarily due to a decrease in the average balance of invested cash and short-term investments.

Loss on sale of marketable equity securities for the three months ended September 30, 2006 was zero, compared to $52,728 for the same period in 2005. The 2005 loss was from the sale of the last 50,000 shares in Workstream Inc. (WSTM).

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2006, our cash and cash equivalents were $642,604. Our principal cash requirements are for operating expenses, including equipment, supplies, employee costs, capital expenditures and funding of the operations. Our primary sources of cash were from revenues, a convertible note payable in April 2006 and a 2005 private placement offering of our common stock.

During the nine months ended September 30, 2006, we used $2,392,179 for operating activities, as compared to using $2,736,067 for the same period in 2005. The increase in cash use in 2006 was due the cost of implementation and operation of three large customers coupled with the increase in the number of days sales in accounts receivable as of the end of the period.

In April 2006, we entered into a $3,000,000 Fixed Price Convertible Note (the “Note”) agreement with Laurus Master Fund (LMF). The term of the Note is for three years at an interest rate of WSJ prime plus 2.0%. We shall reduce the principal Note by 1/60th per month starting 90 days after the closing, payable in cash or registered stock.

In November 2005, we entered into a Loan and Security Agreement (the Loan) with Cambria Investment Fund, L.P. One of our directors, Michael D. Vanderhoof, is a principal in Cambria Investment Fund. Under the agreement, we borrowed $250,000 in March 2006. Interest accrued daily upon any unpaid principal balance at the rate of twelve percent (12%) per annum. The outstanding principal balance was due and payable in full on March 15, 2007. The Loan was secured by substantially all of our assets. In the event that we completed any future public or private placement offering which results in net proceeds in excess of $3,000,000, Cambria Investment Fund L.P. could demand repayment of the Loan. The Loan was paid off with funds received from Laurus Master Fund Fixed Price Convertible Note.

In February 2005, we commenced a private placement offering of up to 2,500,000 shares of our common stock at a purchase price of $2.00 per share. We completed the offering on July 31, 2005 and sold 1,619,750 shares of our common stock as part of this offering, receiving net proceeds of $2,944,969.

Management believes that additional working capital will be required to provide the Company with the ability to continue as a going concern for at least the next twelve months. In October, 2006, the Company entered into a $1,500,000 line of credit agreement with Cambria. Management is actively pursuing additional funding through other debt and equity financings. Through September 30, 2006, the Company has not been able to generate sufficient revenues from its operations to cover its costs and operating expenses. However, the Company anticipates that its cashflow will improve through the sale of additional product offerings and the growth of the Company’s customer base.

FACTORS THAT MAY AFFECT FUTURE RESULTS

This Quarterly Report on Form 10-QSB, including the discussion and analysis of our financial condition and results of operations set forth above contains certain forward-looking statements. Forward-looking statements set forth estimates of, or our expectations or beliefs regarding, our future financial performance. Those estimates, expectations and beliefs are based on current information and are subject to a number of risks and uncertainties that could cause our actual operating results and financial performance in the future to differ, possibly significantly, from those set forth in the forward-looking statements contained in this Quarterly Report and, for that reason, you should not place undue reliance on those forward-looking statements. Those risks and uncertainties include, although they are not limited to, the following:

WE ARE A NEW COMPANY WITH A LIMITED OPERATING HISTORY.

Our business was incorporated in March 2000. During March and April of 2004, we entered into two transactions which changed our business operations and revenue model. In March 2004, we sold our survey and assessment software to Workstream. In April 2004, we completed an acquisition of The Mayo Group and, as a result of such acquisition, entered the Image Management industry. This future revenue opportunity is focused on providing outsourced financial and business processes for image management in healthcare. We have limited operating history in this industry on which to base an evaluation of our business and prospects and any investment decision must be considered in light of the risks and uncertainties encountered by companies in the early stages of development. Such risks and uncertainties are frequently more severe for those companies, such as ours, that are operating in new and rapidly evolving markets.

Some of the factors upon which our success will depend include (but are not limited to) the following:

•	the emergence of competitors in our target market, and the quality and development of their products and services; and

•	the market’s acceptance of our products and services.

In order to address these risks, we must (among other things) be able to:

•	successfully complete the development of our products and services;

•	modify our products and services as necessary to meet the demands of our market;

•	attract and retain highly skilled employees; and

•	respond to competitive influences.

On an ongoing basis, we cannot be certain that we will be able to successfully address any of these risks.

WE FACE SUBSTANTIAL COMPETITION FROM BETTER ESTABLISHED COMPANIES THAT MAY HAVE SIGNIFICANTLY GREATER RESOURCES WHICH COULD LEAD TO REDUCED SALES OF OUR PRODUCTS.

The market for our products and services is competitive and is likely to become even more competitive in the future. Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our products and services to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•	greater name recognition and larger marketing budgets and resources;

•	established marketing relationships and access to larger customer bases;

•	substantially greater financial, technical and other resources; and

•	larger technical and support staffs.

As a result, our competitors may be able to respond more quickly than us to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

WE HAVE A HISTORY OF LOSSES AND MAY NEED ADDITIONAL FINANCING TO CONTINUE ITS OPERATIONS AND SUCH FINANCING MAY NOT BE AVAILABLE UPON FAVORABLE TERMS, IF AT ALL.

We experienced a net operating loss of approximately $3,104,137 for the nine months ended September 30, 2006 and have working capital of $98,299 and an accumulated deficit of $15,337,656 as of September 30, 2006. There can be no assurance that we will be able to operate profitably in the future. In the event that we are not successful in implementing our business plan, we will require additional financing in order to succeed. There can be no assurance that additional financing will be available now or in the future on terms that are acceptable to us. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures, all of which could have a material adverse effect on our business, financial condition or operating results. If sufficient capital cannot be obtained, we may be forced to significantly reduce operating expenses to a point which would be detrimental to business operations, curtail research and development activities, sell business assets or discontinue some or all of its business operations, or take other actions which could be detrimental to business prospects and result in charges which could be material to its operations and financial position. In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.

WE ARE DEPENDENT UPON OUR VENDORS TO CONTINUE SUPPLYING US WITH EQUIPMENT, PARTS, SUPPLIES, AND SERVICES AT COMPARABLE TERMS AND PRICE LEVELS AS OUR BUSINESS GROWS.

Our access to equipment, parts, supplies, and services depends upon our relationships with, and our ability to purchase these items on competitive terms from, our principal vendors. We do not enter into long-term supply contracts with these vendors and we have no current plans to do so in the future. These vendors are not required to use us to distribute their equipment and are free to change the prices and other terms at which they sell to us. In addition, we compete with the selling efforts of some of these vendors. Significant deterioration in relationships with, or in the financial condition of, these significant vendors could have an adverse impact on our ability to sell and lease equipment as well as our ability to provide effective service and technical support. If one of these vendors terminates or significantly curtails its relationship with us, or if one of these vendors ceases operations, we would be forced to expand our relationships with our existing vendors or seek out new relationships with previously-unused vendors.

WE ARE DEPENDENT UPON OUR LARGEST CUSTOMERS.

The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation. Our five largest customers represent approximately 91% of our revenues for the nine months ended September 30, 2006. The loss of these customers may contribute to our inability to operate as a going concern and may require us to obtain additional equity funding or debt financing (beyond the amounts described above) to continue our operations. We cannot be certain that we will be able to obtain such additional financing on commercially reasonable terms, or at all.

WE ARE DEPENDENT UPON OUR MANAGEMENT TEAM AND THE UNEXPECTED LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER OR AT ALL.

Our future success depends upon the continued services and performance of our management team and our key employees and their ability to work together effectively. If our management team fails to work together effectively, our business could be harmed. Although we believe that we will be able to retain these key employees, and continue hiring qualified personnel, our inability to do so could materially adversely affect our ability to market, sell, and enhance our services. The loss of key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

THE MARKET MAY NOT ACCEPT OUR PRODUCTS AND SERVICES AND OUR PRODUCTS AND SERVICES MAY NOT ADDRESS THE MARKET’S REQUIREMENTS.

Our products and services are targeted to the healthcare market, a market in which there are many competing service providers. Accordingly, the demand for our products and services is very uncertain. The market may not accept our products and services. Even if our products and services achieve market acceptance, our products and services may fail to address the market's requirements adequately.

IF WE FAIL TO PROVIDE SERVICES TO OUR CUSTOMERS, OUR REVENUES AND PROFITABILITY MAY BE HARMED.

Our services are integral to the successful deployment of our solutions. If our services organization does not effectively implement and support our customers, our revenues and operating results may be harmed.

IF WE NEED ADDITIONAL FINANCING TO MAINTAIN AND EXPAND OUR BUSINESS, FINANCING MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL.

We may need additional funds to expand or meet all of our operating needs. If we need additional financing, we cannot be certain that it will be available on favorable terms, if at all. Further, if we issue equity securities, stockholders will experience additional dilution and the equity securities may have seniority over our common stock. If we need funds and cannot raise them on acceptable terms, we may not be able to:

•	develop or enhance our service offerings;

•	take advantage of future opportunities; or

•	respond to customers and competition.

WE MUST MANAGE GROWTH TO ACHIEVE PROFITABILITY.

To be successful, we will need to implement additional management information systems, further develop our operating, administrative, financial and accounting systems and controls and maintain close coordination among our executive, finance, marketing, sales and operations organizations. Any failure to manage growth effectively could materially harm our business.

SHAREHOLDERS WILL EXPERIENCE DILUTION AS A RESULT OF OUR STOCK OPTION PLANS.

We have granted stock options to our employees and anticipate granting additional stock options to our employees in the future in order to remain competitive with the market demand for such qualified employees. As a result, investors could experience dilution.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US EVEN IF DOING SO WOULD BE BENEFICIAL TO OUR SHAREHOLDERS.

Some provisions of our Articles of Incorporation, as amended, and Bylaws, as well as some provisions of Nevada or California law, may discourage, delay or prevent third parties from acquiring us, even if doing so would be beneficial to our shareholders.

WE DO NOT INTEND TO PAY DIVIDENDS.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund growth and, therefore, do not expect to pay any dividends in the foreseeable future.

OUR STOCK PRICE HAS FLUCTUATED AND COULD CONTINUE TO FLUCTUATE SIGNIFICANTLY.

The market price for our common stock has been, and will likely to continue to be, volatile. The following factors may cause significant fluctuations in the market price of our ordinary shares:
•  fluctuations in our quarterly revenues and earnings or those of our competitors;
•  shortfalls in our operating results compared to levels expected by the investment community;
•  announcements concerning us or our competitors;
•  announcements of technological innovations;
•  sale of shares or short-selling efforts by traders or other investors;
•  market conditions in the industry; and
•  the conditions of the securities markets.

The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results.

OUR COMMON STOCK IS LISTED ON THE OTC BULLETIN BOARD, AND AS SUCH, IT MAY BE DIFFICULT TO RESELL YOUR SHARES OF STOCK AT OR ABOVE THE PRICE YOU PAID FOR THEM OR AT ALL.

Our common stock is currently trading on the OTC Bulletin Board. As such, the average daily trading volume of our common stock may not be significant, and it may be more difficult for you to sell your shares in the future at or above the price you paid for them, if at all. In addition, our securities may become subject to "penny stock" restrictions, including Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker-dealers, such as requirements pertaining to the suitability of the investment for the purchaser and the delivery of specific disclosure materials and monthly statements. The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

•
net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years, or net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

•	average annual revenue of at least $6,000,000 for the last three years.

We are presently subject to penny stock restrictions, and there is no guarantee that we will be able to meet any of the exceptions to the "penny stock" classification in the future. As a result of the "penny stock" restrictions, broker-dealers may be less willing or able to sell and/or make a market in our common stock. In addition, the liquidity of our securities may be impaired, not only in the number of securities that can be bought and sold, but also through delays in the timing of the transactions, reduction in securities analysts' and the news media's coverage of us, adverse effects on the ability of broker-dealers to sell our securities, and lower prices for our securities than might otherwise be obtained.

ITEM 3.     CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Accounting Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Rule 13a-15 of the Securities and Exchange Act of 1934 as amended. Based upon their evaluation, our Chief Executive Officer and Chief Accounting Officer have concluded that our disclosure controls and procedures are effective.

No change in our internal control over financial reporting occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management is aware that there is a lack of segregation of duties due to the small number of employees and consultants addressing our general administrative and financial matters. However, management has determined that, considering the employees involved and the control procedures in place, risks associated with such lack of segregation are not significant and any potential benefits of adding employees or consultants to clearly segregate duties do not justify the expenses associated with such increases at this time.

PART II - OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS.

None.

ITEM 2.     UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3.      DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

ITEM 5.     OTHER INFORMATION.

None

ITEM 6.     EXHIBITS.

No.	Item
31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.
31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.
32.1	Certification of the CEO and CFO pursuant to Rule 13a-14(b) and Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUXILIO, INC.

Date: November 14, 2006	By:	/s/ Etienne Weidemann
Etienne Weidemann
Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2006	/s/ Paul T. Anthony
Paul T. Anthony
Chief Financial Officer
( Principal Accounting Officer)

CERTIFICATION OF THE CEO PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Etienne Weidemann, Chief Executive Officer of Auxilio, Inc. (the “Company” or “registrant”) certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of the Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.  I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: November 14, 2006

/s/ Etienne Weidemann
Etienne Weidemann,
Chief Executive Officer
(Principal Executive Officer)

CERTIFICATION OF THE CFO PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul T. Anthony, Chief Financial Officer of Auxilio, Inc. (the “Company” or “registrant”), certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of the Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.  I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: November 14, 2006

/s/ Paul T. Anthony
Paul T. Anthony,
Chief Financial Officer
(Principal Financial Officer)

CERTIFICATION OF THE CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Auxilio, Inc. and Subsidiary (the “Company”) on Form 10-QSB for the quarter ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Etienne Weidemann, Chief Executive Officer and Paul T. Anthony Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

Date: November 14, 2006

                        By:      /s/ Etienne Weidemann
                           Etienne Weidemann, Chief Executive Officer

                                                                                                                                                       By:   /s/ Paul T. Anthony
                                                                Paul T. Anthony, Principal Financial Officer